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                                             EXHIBIT 3.1


CONSOLIDATED FREIGHTWAYS, INC. BYLAWS

As Amended December 9, 1996

ARTICLE I
OFFICES

SECTION 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.
SECTION 2. Other Offices. The Corporation shall also have and maintain a principal office or place of business at such place as may be fixed by the Board of Directors, and may also have other offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS' MEETINGS
SECTION 1. Place of Meetings. Meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors or, if not so designated, then at the principal office of the Corporation.
SECTION 2. Annual Meetings. The annual meetings of the stockholders of the Corporation for the purpose of election of directors and for such other business as may lawfully come before the meetings shall be held on a date and at a time designated from time to time by the Board of Directors, or, if not so designated, then at 10:00 a.m. on the last Monday in April in each year, if not a legal holiday, or, if a legal holiday at the same hour and place on the next succeeding day not a holiday. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.
In addition to any other applicable requirement, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
To be timely, a stockholders notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty
(60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date,

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notice by the stockholder in order to be timely must be so
received not later than the close of business on the tenth
(10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. To be in proper written form, a stockholders notice to the Secretary must set forth as to each matter such stockholder proposes to bring before this annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2, and if he should so determine, he shall so declare to the meeting and any such business shall not be transacted.
SECTION 3. Special Meetings. Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by the Chief Executive Officer or the Board of Directors at any time. Upon written request of any stockholder or stockholders holding in the aggregate a majority of the voting power of all stockholders, the Secretary shall call a special meeting of stockholders to be held at a place in San Francisco, California specified in the request for call, at such time as the Secretary may fix, such meeting to be held not less than ten nor more than 60 days after the receipt of the request, and if the Secretary shall neglect or refuse to call the meeting, the stockholder or stockholders making the request may do so.
SECTION 4. Notice of Meetings. Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders shall be given not less than ten nor more than 50 days before the date of the meeting to each stockholder entitled to vote thereat, directed to his address as it appears upon the books of the Corporation; said notice to specify the place, date and hour and purpose or purposes of the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such

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meeting in all respects as if due notice thereof had been
given.
SECTION 5. Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by the Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Shares, the voting of which at said meeting has been enjoined, or which for any reason cannot be lawfully voted at such meeting shall not be counted to determine a quorum at said meeting. In the absence of a quorum any meeting of stockholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. At such adjourned meeting at which a quorum is present or represented any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the voting power represented at any meeting at which a quorum is present shall be valid and binding upon the Corporation.
SECTION 6. Voting Rights. Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the record date for determining the stockholders entitled to vote at said meeting shall be entitled to vote at such meeting. Shares standing in the names of two or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary of the Corporation at or before the meeting at which it is to be used. Said proxy so appointed need not be a stockholder. No proxy shall be voted on after three years from its date unless the proxy provides for a longer period.
SECTION 7. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.

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SECTION 8. Action Without Meeting. Whenever the vote of
stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation, the meeting and vote of stockholders may be dispensed with: (1) if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or (2) if the Certificate of Incorporation authorizes the action to be taken with the written consent of the holders of less than all of the stock who would have been entitled to vote upon the action if a meeting were held, then on the written consent of the stockholders having not less than such percentage of the number of votes as may be authorized in the Certificate of Incorporation; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.
SECTION 9. Rules of Conduct. The Board of Directors of the Company shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.
ARTICLE III
DIRECTORS

SECTION 1. Powers. The powers of the Corporation shall be exercised, its business conducted and its property controlled by the Board of Directors.
SECTION 2. Number, Qualifications and Classification. (a) A majority of the directors holding office may by resolution increase or decrease the number of directors, provided, however, that the number thereof shall never be less than twelve nor greater than fifteen. A director need not be a stockholder. The directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as the then total number of directors permits. At the 1985 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a

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three-year term. At each succeeding annual meeting of
stockholders beginning in 1986, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, including any vacancy that results from an increase in the number of directors, may be filled by a majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall have the same remaining term as that of his predecessor.
(b) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to these Bylaws unless expressly provided by such terms.
(c) Any amendment, change or repeal of this Section 2 of
Article III, or any other amendment to these Bylaws that will have the effect of permitting circumvention of or modifying this Section 2 of Article III, shall require the favorable vote, at a stockholders' meeting, of the holders of at least 80 of the then-outstanding shares of stock of the Corporation entitled to vote.
SECTION 3. Special Elections. If, for any cause, the Board of Directors shall not have been elected at an annual meeting, it may be elected as soon thereafter as is convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.
SECTION 4. Vacancies. A vacancy in the Board of Directors shall be deemed to exist in the case of the death, resignation or removal of any director, or if the number of directors constituting the whole Board be increased, or if the stockholders, at any meeting of stockholders at which directors are to be elected, fail to elect the number of directors then constituting the whole Board.
SECTION 5. Resignations. Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors.
SECTION 6. Meetings. (a) The annual meeting of the Board of Directors shall be held not later than the tenth day following the annual stockholders meeting at such time and

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place as the Board may determine. No notice of the annual
meeting of the Board of Directors shall be necessary if such meeting is held immediately after the annual stockholders meeting and at the place where such stockholders meeting is held. If the annual meeting of the Board of Directors is held on a different date, or at a different time or place, notice of the date, time and place of such annual meeting of the Board of Directors shall be furnished to each director in accordance with the procedures of Article III, Section 6(c) of these Bylaws. The annual meeting of the Board of Directors shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.
(b) Regular meetings of the Board of Directors shall be held at such place within or without the State of Delaware, and at such times as the Board may from time to time determine, and if so determined no notice thereof need be given.
(c) Special meetings may be called at any time and place within or without the State of Delaware upon the call of the Chief Executive Officer or Secretary or any two directors. Notice of the date, time, place and purposes of each special meeting, and notice of the date, time and place of each annual and regular meeting for which notice is required to be given, shall be sent by mail at least seventy-two hours in advance of the time of the meeting, or by telegram at least forty-eight hours in advance of the time of the meeting, or by facsimile at least twenty-four hours in advance of the time of the meeting, to the address or facsimile number (as applicable) of each director. Notice of any special meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat.
SECTION 7. Quorum and Voting. (a) A majority of the whole Board of Directors shall constitute a quorum for all purposes, provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time and place to place, within or without the State of Delaware, without notice other than by announcement at the meeting.
(b) At each meeting of the Board at which a quorum is present all questions and business shall be determined by a vote of a majority of the directors present, unless a different vote be required by law or by the Certificate of Incorporation.
SECTION 8. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board or committee.
SECTION 9. Fees and Compensation. Directors shall not receive any stated salary for their services as directors, but, by resolution of the Board, compensation in a reasonable amount may be fixed by the Board, including, without limitation, compensation in the form of an annual retainer, a fee for each Board or Board Committee meeting attended, reimbursement for expenses of attendance at any such meeting, or any combination of any of the foregoing. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

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SECTION 10. Maximum Age of Directors. Directors who have
attained the age of 72 years shall be ineligible to stand for election or reelection as a director. Except as may otherwise be determined by the Board of Directors, a director who has attained the age of 72 years whose term as a director continues beyond the annual meeting of shareholders next following attainment of 72 years shall retire and resign as a director at the first directors meeting following such annual meeting of shareholders. Unless otherwise determined by the Board of Directors in accordance with the preceding sentence, for this purpose such resignation will be automatic and need not meet the requirements for resignation set forth in Section 5 of this
Article III.
SECTION 11. Nominations of Persons for Election to the Board of Directors. Only persons who are nominated in accordance with the following procedures set forth in these Bylaws shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to vote and (II) who complies with the notice procedures set forth in this Section 11.
In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty
(60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth
(10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. To be in proper written form, a stockholders notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director
(i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned

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beneficially or of record by the person and (iv) any other
information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the |Exchange Act|), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish any other information that may reasonably be required by the Corporation to determine the qualifications of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of Preferred Stock.
The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
ARTICLE IV
OFFICERS AND COMMITTEES
SECTION 1. Officers Designated. The executive officers of the Corporation shall be chosen by the Board of Directors and shall be the Chairman of the Board, the President, one or more Vice Presidents, the Secretary, one or more Assistant Secretaries, the Treasurer, one or more Assistant Treasurers, and such other executive officers as the Board of Directors from time to time may designate. The Board of Directors shall designate either the Chairman of the Board or the President as the Chief Executive Officer of the Corporation. The officer so designated shall have charge of the actual conduct and operation of the business of the Corporation, subject to the control and direction of the Board of Directors. The Chief Executive Officer shall, with the consent of the Board of Directors, assign such additional titles to Vice Presidents as he shall deem appropriate and designate the succession of officers to act in his stead in his absence or disability. He may appoint additional Vice Presidents who shall not, however, be executive officers. He shall assign all duties not otherwise specified by these Bylaws to all officers and employees of the Corporation.
SECTION 2. Election, Qualification, Tenure of Office, and Duties of Executive Officers and Other Officers. (a) At the annual meeting of the Board of Directors following their election by the stockholders, the directors shall elect all executive officers of the Corporation. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law. The Chairman of the Board shall be a director but no other officer need be a director.
(b) Each executive officer shall hold office from the date of his election either until the date of his voluntary resignation, or death, or until the next annual meeting of the Board of Directors and until a successor shall have been duly elected and qualified, whichever shall first occur; provided that any such officer may be removed by the Board of Directors whenever in its judgment the best interest of

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the Corporation will be served thereby, and the Board may
elect another in the place and stead of the person so removed.
(c) Chairman of the Board: The Chairman of the Board shall preside at all meetings of the stockholders, of the Board of Directors, and of the Executive Committee. He shall have the responsibility of keeping the directors informed on all policy matters, and shall have such other powers and perform such other duties as may be prescribed by the Board.
(d) President: The President shall, in the absence of the Chairman of the Board preside at all meetings of the stockholders, the Board of Directors and the Executive Committee. He shall exercise all of the powers and discharge all of the other duties of the Chairman of the Board in the absence of the Chairman of the Board. He shall perform such other duties as may be prescribed by the Chairman of the Board.
(e) Vice Presidents: The Vice Presidents shall have such duties and have such other powers as shall be prescribed by the Chief Executive Officer. Such Vice President as may be designated by the Board of Directors or the Chairman of the Board shall preside at all meetings of the stockholders.
(f) Secretary: The Secretary shall record all the proceedings of the meetings of the Corporation and of the directors in a book or books kept for that purpose. He shall attend to the giving and serving of all notices on behalf of the Corporation. He shall have the custody of the corporate seal and affix the same to such instruments as may be required. He shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer.
(g) Assistant Secretaries: Assistant Secretaries shall assist the Secretary in the performance of his duties and any one of the Assistant Secretaries may perform all of the duties of the Secretary if at any time he shall be unable to act. Assistant Secretaries shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer.
(h) Treasurer: The Treasurer shall have charge of the custody, control and disposition of all funds of the Corporation and shall account for same. He shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer.
(i) Assistant Treasurers: Assistant Treasurers shall assist the Treasurer in the performance of his duties and any one of the Assistant Treasurers may perform all of the duties of the Treasurer if at any time he shall be unable to act. Assistant Treasurers shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer.
SECTION 3. Committees. (a) Executive Committee. The Board of Directors shall, by resolution passed by a majority of the whole Board, appoint an Executive Committee of not less than three members, all of whom shall be directors. The Executive Committee, to the extent permitted by law, shall have and may exercise when the Board of Directors is not in session all powers of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. It shall be the duty of the Secretary of the Corporation to record the minutes of all actions of the Executive Committee.
(b) Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, from time to time appoint such other committees as may be permitted by law. The Chief Executive Officer may appoint

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such other committees as he finds necessary to the conduct
of the Corporation's business. Such other committees appointed by the Board of Directors or the Chief Executive Officer shall have such powers and perform such duties as may be prescribed by the body or person appointing such committee.
(c) Term; Number of Committee Members. The members of all committees of the Board of Directors shall serve a term coexistent with that members remaining term as a member of the Board of Directors, or until such time as the Board of Directors shall replace that member on such committee or ask that member to accept another committee assignment in its stead. The Board, subject to the provisions of subsection
(a) and (b) of this Section 3, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee; provided, that no committee, while it exists, shall consist of less than three members. The membership of a committee member shall terminate on the date of his death or voluntary resignation, but the Board may at any time for any reason remove any individual committee member and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, to replace any absent or disqualified member at any meeting of the committee. If the qualified members of a committee, in attendance at a committee meeting, believe that the absence or disqualification of one or more members of that committee seriously impairs the function of that committee, such remaining qualified members, whether or not constituting a quorum, may by unanimous action appoint another member of the Board of Directors to act as a committee member at that meeting.
(d) Notice of Committee Meetings. Notice of the date, time and place of each committee meeting shall be sent to each committee member by mail at least seventy-two hours in advance of the time of the meeting, or by telegram at least forty-eight hours in advance of the time of the meeting, or by facsimile at least twenty-four hours in advance of the time of the meeting, to the address or facsimile number (as applicable) of each committee member.
ARTICLE V
CAPITAL STOCK
SECTION 1. Form and Execution of Certificates. Certificates for the shares of stock of the Corporation shall be in such form as are consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the Corporation. Where such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

<PAGE 11>
SECTION 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
SECTION 3. Transfers. Transfers of record of shares of the capital stock of the Corporation shall be made upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by a properly endorsed stock power.
SECTION 4. Fixing Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
SECTION 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VI
OTHER SECURITIES OF THE CORPORATION
All bonds, debentures and other corporate securities of the Corporation, other than stock certificates, may be signed by the Chairman of the Board, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested

<PAGE 12>
by the signature of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, or such other person as may be authorized by the Board of Directors; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by a trustee under an indenture pursuant to which such bond, debenture or other corporate securities shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the Corporation, or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any person who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be an officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.
ARTICLE VII
SECURITIES OWNED BY THE CORPORATION
Power to Vote. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, or any officer designated in writing by the Chief Executive Officer, shall have full power and authority in the name and on behalf of the Corporation, to vote and to act either in person or by proxy at any meeting of the holders of stock or securities in any corporation upon and in respect of any securities therein which the Corporation may hold, and shall possess and may exercise in the name of the Corporation any and all rights and powers incident to the ownership of such stock or securities which, as the owner thereof, the Corporation shall possess and might exercise including the right to give written consents in respect to action taken or to be taken. The Board of Directors may from time to time confer like powers upon any other person or persons.
ARTICLE VIII
CORPORATE SEAL
The corporate seal shall consist of a die bearing the inscription, |Consolidated Freightways, Inc.Corporate SealDelaware.|
ARTICLE IX
AMENDMENTS
These Bylaws may be repealed, altered or amended or new Bylaws adopted by written consent of stockholders in the manner authorized by Section 8 of Article II or at any meeting of the stockholders, either annual or special, by the affirmative vote of a majority of the stock entitled to vote at such meeting. The Board of Directors shall also have the authority to repeal, alter or amend these Bylaws or adopt new Bylaws by unanimous written consent or by the affirmative vote of a majority of the whole Board at any annual, regular, or special meeting subject to the power of the stockholders to change or repeal such Bylaws.
ARTICLE X
MISCELLANEOUS

<PAGE 13>
SECTION 1. Definitions. As used in these Bylaws and wherever the context shall require, the word |person| shall include associations, partnerships and corporations as well as individuals; words in the masculine gender shall include the feminine and associations, partnerships and corporations; words in the singular shall include the plural and words in the plural may mean only the singular, and words |additional compensation| shall mean and include all bonus, profit sharing, retirement, deferred compensation, and all other additional compensation plans or arrangements affecting persons individually or as a group.
SECTION 2. Notices. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, the same shall be given in writing, timely and duly deposited in the United States Mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the Corporation or its transfer agent. Any notice required to be given to any director may be given by the method hereinabove stated, by personal delivery, or by telegram, except that such notice, other than one which is delivered personally, shall be sent to such address as such director shall have filed in writing with the Secretary of the Corporation, or, in the absence of such filing, to the last known post office address of such director. If no address of a stockholder or director be known, such notice may be sent to the principal office of the Corporation. An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing and all notices given by telegram shall be deemed to have been given as at the sending time recorded by the telegraph company transmitting the same. It shall not be necessary that the same method of giving be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.
The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any directors may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation, or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the Corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which

<PAGE 14>
shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
SECTION 3. Indemnification of Officers, Directors, Employees and Agents.(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a |Proceeding|), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than were permitted prior to amendment) against all expenses, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that except as to actions to enforce indemnification rights pursuant to paragraph (c) of this Section, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right for the benefit of the Corporation's directors, officers, employees, and agents.
(b) Authority to Advance Expenses. Expenses incurred (including attorneys' fees) by an officer or director (acting in his capacity as such) in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, provided, however, that if required by the Delaware General Corporation Law, as amended, such expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article or otherwise. Such expenses incurred by other employees or agents of the Corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as the Board of Directors deems appropriate.

<PAGE 15>
(c) Right of Claimant to Bring Suit. If a claim under paragraph (a) or (b) of this Section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys' fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.
(d) Provisions Nonexclusive. The rights conferred on any person by this Section shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
(e) Authority to Insure. The Corporation may purchase and maintain insurance to protect itself and any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability, expense, or loss asserted against or incurred by such person, whether or not the Corporation would have the power to indemnify him against such liability, expense, or loss under applicable law or the provisions of this Article.
(f) Survival of Rights. The rights provided by this Section shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
(g) Effect of Amendment. Any amendment, repeal, or modification of this Section shall not (a) adversely affect any right or protection of any director, officer, employee, or agent existing at the time of such amendment, repeal, or modification, or (b) apply to the indemnification of any such person for liability, expense, or loss stemming from actions or omissions occurring prior to such amendment, repeal, or modification.
CERTIFICATE

<PAGE 16>
The undersigned,Secretary of CONSOLIDATED FREIGHTWAYS, INC., does hereby certify that the foregoing is a true and correct copy of the Bylaws of CONSOLIDATED FREIGHTWAYS, INC., as amended to date hereof.
In witness whereof the undersigned has hereunto set his hand and affixed the seal of said corporationthis day of , 19

/s/Eberhard G. H. Schmoller
Senior Vice President, General Counsel
Secretary of Consolidated Freightways, Inc.
CONSOLIDATED FREIGHTWAYS, INC.
INCORPORATED IN DELAWARE AUGUST 13, 1958
UNDER THE CORPORATE NAME OF
CONSOLIDATED FREIGHTWAYS COMPANY
BYLAWS
As Amended December 9, 1996


                           ATTACHMENT


                     PROPOSED RESOLUTIONS

                   OF THE BOARD OF DIRECTORS

                              OF

                CONSOLIDATED FREIGHTWAYS, INC.

WHEREAS, the Board of Directors of Consolidated Freightways, Inc. (The "Company") deems it desirable and in the best interest of the Corporation to amend the Company's Bylaws in certain respects, including to increase the period required for advance notice of stockholder nominations of directors and stockholder intention to bring new business at annual meetings.

NOW, THEREFORE, BE IT RESOLVED, that each of the amendments to the Company Bylaws annexed as Exhibit A to these resolutions are hereby approved and adopted by the Board of Directors in accordance with the provisions of Article IX of the Company's Bylaws.


EXHIBIT "A"

Extract of sections of By-laws that have been changed.


                           Exhibit A

1. Article II, Section 2 of the Corporation's Bylaws is hereby amended to read in its entirety as follows:

     SECTION 2. Annual Meetings. The annual meetings of the stockholders of the Corporation for the purpose of election of directors and for such other business as may lawfully come before the meetings shall be held on a date and at a time designated from time to time by the Board of Directors, or, if not so designated, then at 10:00 a.m. on the last Monday in April in each year, if not a legal holiday, or, if a legal holiday at the same hour and place on the next succeeding day not a holiday. No business may be transacted at an annual meeting of stockholders,  other than business  that  is  either  (a)
     specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.

     In addition to any other applicable requirement, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting
     (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.

     The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2, and if he should so determine, he shall so declare to the meeting and any such business shall not be transacted.

2. Article III, Section 11 of the Corporation's Bylaws is hereby amended to read in its entirety as follows:

     SECTION II. Nominations of Persons for Election to the Board of Directors. Only persons who are nominated in accordance with the following procedures set forth in these Bylaws shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this
     Section 11.

     In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and
     (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish any other information that may reasonably be required by the Corporation to determine the qualifications of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of Preferred Stock.

     The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.